Exhibit 23.2

Somekh Chaikin

KPMG Millennium Tower

17 Ha’arba’a Street, PO Box 609

Tel Aviv 61006, Israel

+972 3 684 8000

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2023, except for Note 1b, as to which the date is August 14, 2023, with respect to the consolidated financial statements of Otonomo Technologies Ltd., included in Post-Effective Amendment No. 2 to Form S-4 Registration Statement (No. 333-271937) and to the reference to our firm under the heading ‘Experts’ in the prospectus.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

August 24, 2023